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                                                                    Exhibit 21



                             WELLPOINT HEALTH NETWORKS INC.

                              LIST OF SUBSIDIARY COMPANIES

                                                                 STATE OF
COMPANY                                                          INCORPORATION
-------                                                          -------------
AHI Healthcare Corporation                                       Texas
BC Life & Health Insurance Company                               California
Blue Cross of California                                         California
Comprehensive Integrated Marketing Services                      California
Cost Care, Inc.                                                  Massachusetts
National Capital Health Plan, Inc.                               Virginaia
UNICARE National Capital Preferred Provider Organization, Inc.   Maryland
Professional Claim Services, Inc.                                New York
UNICARE Specialty Services, Inc.                                 Delaware
UNICARE Life & Health Insurance Company                          Delaware
UNICARE National Services, Inc.                                  Delaware
UNICARE of Texas Health Plans, Inc.                              Texas
WellPoint Behavioral Health, Inc.                                 Delaware
WellPoint California Services, Inc.                              Delaware
WellPoint Development Company, Inc.                              Delaware